                                                              Exhibit-(d)(7)(iv)

[ING FUNDS LOGO]

December 28, 2005


Michael Gioffre
Senior Vice President
ING Investment Management Co.
10 State House Square
Hartford, CT 06103-3602

Dear Mr. Gioffre:

     Pursuant to Section 1 of the Sub-Adviser Agreement dated September 23, 2002, as amended, between ING Investments, LLC and ING Investment Management Co. (formerly, Aeltus Investment Management, Inc.) (the "Agreement") we hereby notify you of our intention to retain you as Sub-Adviser to render investment advisory services to ING Fundamental Research Fund and ING Opportunistic LargeCap Fund, two newly established series of ING Equity Trust (the "Funds"), effective December 28, 2005, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Funds to the AMENDED SCHEDULE A of the Agreement. The AMENDED SCHEDULE A, with the annual sub-advisory fees indicated for each series, is attached hereto.

     AMENDED SCHEDULE A was also updated to remove ING Equity and Bond Fund, ING Growth Opportunities Fund and ING Tax Efficient Equity Fund, as these funds recently dissolved or merged into other funds.

     Please signify your acceptance to act as Sub-Adviser under the Agreement with respect to the Funds by signing below.

                                            Very sincerely,


                                            /s/ Todd Modic
                                            Todd Modic
                                            Senior Vice President
                                            ING Investments, LLC


ACCEPTED AND AGREED TO:
ING Investment Management Co.


By:    Jeffrey T. Becker
      ---------------------------------
Name:  Jeffrey T. Becker
      ---------------------------------
Title: SVP & CFO, Duly Authorized
      ---------------------------------

7337 E. Doubletree Ranch Rd.       Tel: 480-477-3000       ING Investments, LLC
Scottsdale, AZ 85258-2034          Fax: 480-477-2744
                                   www.ingfunds.com
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                               AMENDED SCHEDULE A


                              WITH RESPECT TO THE

                             SUB-ADVISORY AGREEMENT

                                    BETWEEN

                              ING INVESTMENTS, LLC

                                      AND

                         ING INVESTMENT MANAGEMENT CO.
                 (FORMERLY AELTUS INVESTMENT MANAGEMENT, INC.)



                                              Annual Sub-Adviser Fee
                                              ----------------------
Series                            (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
------
ING Convertible Fund                   0.3375% of first $500 million of assets
                                        0.3038% of next $500 million of assets
                                      0.2925% of assets in excess of $1 billion


ING Disciplined LargeCap Fund                          0.3150%

ING Financial Services Fund             0.4500% of first $30 million of assets
                                        0.3375% of next $95 million of assets
                                     0.3150% of assets in excess of $125 million

ING Fundamental Research Fund          0.3150% of first $500 million of assets
                                             0.2925% of next $500 million
                                      0.2700% of assets in excess of $1 billion

ING MidCap Opportunities Fund          0.4500% on first $500 million of assets
                                                  0.4050% thereafter

ING Opportunistic LargeCap Fund        0.3150% of first $500 million of assets
                                             0.2925% of next $500 million
                                      0.2700% of assets in excess of $1 billion

ING SmallCap Opportunities Fund      0.4500% of the first $100 million of assets
                                      0.4050% of the next $150 million of assets
                                      0.3600% of the next $250 million of assets
                                     0.3375% of assets in excess of $500 million